Exhibit 10.6

STOCK OPTION GRANT AGREEMENT

1.     GRANT OF OPTION.

        INDUSTRIAL MINERALS, INC., a Delaware corporation (the “Company”), hereby grants as of the four (4) dates set out below (the “Grant Dates”) to the person named below (the “Optionee”) and the Optionee hereby accepts, an option to purchase the number of shares (the “Option Shares”) listed below of the Company’s capital stock, at the price per share listed below, which option shall be valid for a period of two (2) years calculated from the Grant Date in question, such option to be exercisable in accordance with the terms and provisions specified in this Stock Option Grant Agreement.

Optionee’s Name:Total
Number of Option Shares:

2.      EXERCISABILITY OF OPTION.

        This option may be exercised for all or any portion of the Option Shares, except that this option may not be exercised for a fraction of a share. This option may be exercised at any time on or before the date which is two (2) years from the Grant Date set out above, after which period this option shall no longer be of any force or effect. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it. Only the Optionee can exercise the option granted by this Stock Option Grant Agreement.

3.     PAYMENT & METHOD OF EXERCISE.

        The option price shall be paid in cash or by cheque made payable to the Company. Subject to the terms and conditions of this Stock Option Grant Agreement, this option may be exercised by written notice sent by faxor by courier to the Company at its office. Such notice shall shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the option purchase price of such Option Shares, and the Company shall deliver a certificate or certificates representing such Option Shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option.

4.     OPTIONS ACCELERATED.

        In the event that: (1) the Company is sold, either by way of assets or shares, so there is a change in control of the Company; or (2) there is a merger, amalgamation or reorganization of the Company which results in a change in control of the Company; then the grant of options set out in Section 1 shall be accelerated to the date of any such event with the result that all of the options set out in Section 1 shall be deemed to have a Grant Date as of the date of any such event and shall be exercisable by the Optionee.

5.     ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

        Any change in the capital stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization, shall affect this grant of shares and the options shall be adjusted accordingly by reason thereof as to either the number or option price of the Option Shares which are subject to this option.

6.     NO OBLIGATION TO CONTINUE RELATIONSHIP.

        Neither this Stock Option Grant Agreement nor the grant of this option imposes any obligation on the Company to continue the Optionee in an existing business or employment relationship, if any.

7.      NOTICES.

        All notices hereunder shall be in writing and shall be deemed given when sent by fax or courier if to the Optionee, at the address shown on the records of the Company, and if to the Company, to the Company’s registered office.

8.     SEVERABILITY.

        The invalidity, illegality or unenforceability of any provision of this Stock Option Grant Agreement shall in no way affect the validity, legality or enforceability of any other provision hereof.

9.    SUCCESSORS AND ASSIGNS.

        This Stock Option Grant Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns, subject to the limitations set forth in Section 4 above.

10.    GOVERNING LAW.

        This Stock Option Grant Agreement shall be governed by and interpreted in accordance with the laws in force in the Province of Ontario. The Optionee shall only exercise the options set out herein and trade or transfer the Option Shares in accordance with and subject to applicable securities laws.

11.    ENTIRE AGREEMENT; MODIFICATION.

        This Stock Option Grant Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Stock Option Grant Agreement. This Stock Option Grant Agreement may be modified, amended or rescinded only by a written agreement signed by both parties.

        In witness whereof, the Company and the Optionee have caused this Stock Option Grant Agreement to be executed as of April 3, 2007.

Accepted by the Optionee: __________________________________	Accepted by and for the Company: _________________________________ President

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